Exhibit 10.3

allied Esports Entertainment, Inc.
Restricted Stock Agreement

This Restricted Stock Agreement (“Agreement”) made effective as of September 20, 2019, is by and between Allied Esports Entertainment, Inc., a Delaware corporation (the “Company”), and _________________________ (“Director”).

Background

A.                 The Company desires to induce Director to continue to serve the Company and/or its affiliates;

B.                  The Company has adopted the 2019 Equity Incentive Plan (the “Plan”), pursuant to which restricted stock, among other things, may be granted or issued by the Board of Directors of the Company, or the committee of the Board of Directors established to administer the Plan;

C.                  The Company desires that restricted stock of the Company be issued to Director under the Plan, subject to the restrictions herein.

Now, therefore, the parties hereto agree as follows:

1.                   Grant of Stock. Subject to the terms and provisions of this Agreement, the Company hereby grants to Director three thousand five hundred thirty-four (3,534) shares of the Company’s common stock (such shares are referred to hereinafter as the “Shares”), which Shares shall be subject to the restrictions set forth herein. Upon the execution of this Agreement, the Shares shall be registered on the books of the Company setting forth the restrictions listed herein, and the Company shall cause the transfer agent and registrar of its common stock to issue one or more certificates in Director’s name evidencing the Shares (or issued via book entry on the records of the Company’s transfer agent and registrar). The stock certificate for the Shares shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2019 Equity Incentive Plan of Allied Esports Entertainment, Inc. (the “Company”), and an agreement entered into between the registered owner and the Company. A copy of the 2019 Equity Incentive Plan and the agreement is on file in the office of the secretary of the Company.

Director shall deposit with the Company the stock certificate evidencing the Shares, together with a stock power endorsed in blank by Director attached as Exhibit A, to be held by the Company until such time as the restrictions set forth herein and under the Plan have lapsed pursuant to Section 4 of this Agreement.

2.                   Vesting Schedule. All of the Shares will vest on the first anniversary of the effective date of this Agreement (the “Vesting Date”).

3.                   Rights of Director. Upon the execution of this Agreement and issuance of Shares, Director shall become a stockholder of the Company with respect to the Shares and shall have all of the rights of a holder of common stock with respect to the Shares, including the right to vote the Shares and to receive all dividends and other distributions paid with respect to the Shares; provided, however, that prior to the Vesting Date the Shares shall be subject to the restrictions set forth in Section 4 of this Agreement and Section 7 of the Plan.

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Notwithstanding the preceding paragraph, the Company’s Board of Directors may, in its discretion, instruct the Company to withhold any stock dividends accrued or stock splits issued on or with respect to the Shares prior to the Vesting Date (“Retained Distributions”), which Retained Distributions shall also be subject to the restrictions provided for in Section 4 of this Agreement until the Vesting Date.

4.                   Restrictions. Director agrees that, at all times prior to the Vesting Date:

(a)                Director shall not sell, transfer, pledge, hypothecate or otherwise encumber any Shares or Retained Distributions;

(b)                In the event the Director no longer serves as a director on the Company’s Board of Directors (for any reason or no reason, and regardless of whether such termination is voluntary or involuntary on the part of Director), then Director shall, for no consideration, forfeit and transfer to the Company all Shares and forfeit all Retained Distributions; and

(c)                In the event Director breaches any of the terms, conditions, or restrictions in this Agreement, then Director shall, for no consideration, forfeit and transfer to the Company all Shares and forfeit all Retained Distributions.

5.                   Lapse of Restrictions. The restrictions with respect to the Shares set forth in Section 4 shall lapse on the Vesting Date. Upon request of Director at any time after the date that the restrictions set forth in Section 4 of this Agreement have lapsed with respect to the Shares, and such Shares have become vested, free and clear of all restrictions, except as provided in the Plan, the Company shall remove any restrictive notations placed on the books of the Company and the Stock Certificate(s) in connection with such restrictions.

6.                   Copy of the Plan. By the execution of this Agreement, Director acknowledges receipt of a copy of the Plan, the terms of which are hereby incorporated herein by reference and made a part hereof by reference as if set forth in full.

7.                   Change of Control. In the event of a Change of Control, as defined in the Plan, the provisions of the Plan shall control any additional rights or restrictions on the Shares or the vesting thereof.

8.                   Continuation of Employment. Nothing contained in this Agreement shall be deemed to grant Director any right to continue in the employ of the Company or its affiliates for any period of time or to any right to continue his or her present or any other rate of compensation, nor shall this Agreement be construed as giving Director, Director’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

9.                   Withholding of Tax. To the extent that the receipt of the Shares or the lapse of any restrictions thereon results in income to Director for federal or state income tax purposes, Director shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Director fails to do so, the Company is authorized to withhold from any cash or stock remuneration then or thereafter payable to Director any tax required to be withheld by reason of such resulting compensation income; provided, however, that unless payment in full of such amount is received by the Company on or prior to the date on which the amount of tax to be withheld shall be determined (“Tax Date”), Director shall be deemed to have irrevocably elected to satisfy such payment obligation by electing to have the Company withhold from the distribution of Shares upon the lapse of restrictions thereon such number of Shares having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the fair market value of the common stock on the Tax Date.

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10.               Section 83(b) Election. Director understands that Director shall be responsible for his own federal, state, local or foreign tax liability and any of his other tax consequences that may arise as a result of transactions in the Shares. Director shall rely solely on the determinations of Director’s tax advisors or Director’s own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. Director understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. Director understands that Director may elect to be taxed at the time the Shares are received rather than when and as the restrictions on the Shares lapse or expire by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of the acquisition of the Shares. If Director files an election under Section 83(b) of the Code, such election shall contain all information required under the applicable treasury regulation(s) and Director shall deliver a copy of such election to the Company contemporaneously with filing such election with the Internal Revenue Service. DIRECTOR ACKNOWLEDGES THAT IT IS DIRECTOR’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(B) OF THE CODE, EVEN IF DIRECTOR REQUESTS THAT THE COMPANY OR ITS REPRESENTATIVES MAKE THIS FILING ON DIRECTOR’S BEHALF.

11.               General. This Agreement may be amended only by a written agreement executed by the Company and Director. This Agreement embodies the entire agreement made between the parties hereto with respect to matters covered herein. To the extent any provision of this Agreement conflicts with the terms of any other agreement, this Agreement shall control. Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person or entity other than the parties hereto, any rights or benefits under or by reason of this Agreement. Each party hereto agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. This Agreement, in its interpretation and effect, shall be governed by the laws of the State of Delaware applicable to contracts executed and to be performed therein. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to any conflict of laws principles. In the event of a breach or threatened breach by Director of any provision hereof, Director hereby consents and agrees that the Company may seek, in addition to other available remedies, injunctive or other equitable relief from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security.

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In Witness Whereof, the parties have executed this Agreement to be effective as of the date first set forth above.

COMPANY:	DIRECTOR:

ALLIED ESPORTS ENTERTAINMENT, INC.:

By:_____________________________________
Name:___________________________________	_______________________________________________
Its:_____________________________________	Name: ____________, Individually

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EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby assign, sell and transfer unto Allied Esports Entertainment, Inc., a Delaware corporation (the “Corporation”), an aggregate of three thousand five hundred thirty-four (3,534) shares of Common Stock of the Corporation, represented by Certificate No. _______ enclosed herewith (or issued via book entry on the records of the Corporation’s transfer agent) (the “Stock”), legally and beneficially owned by the undersigned and standing in the name of the undersigned on the Corporation’s books and records. The undersigned hereby irrevocably appoints each of the officers of the Company, as the undersigned’s true and lawful attorney-in-fact to transfer the Stock on the Corporation’s books and records, with full power of substitution in the premises.

Dated, effective and delivered as of September 20, 2019.

________________________________________________

Name: ____________, Individually

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